Exhibit 15.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (Nos. 333-224192, 333-234028, and 333-235323) and on Form S-8 (Nos. 333-194638, 333-194637, 333-180323, 333-165839, and 333-154416) of AerCap Holdings N.V. of our report dated March 2, 2021 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Annual Report on Form 20-F.

Dublin, Ireland, March 2, 2021
PricewaterhouseCoopers

/s/ PricewaterhouseCoopers